For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Second Quarter 2010 Results and a Quarterly Dividend

New York, NY, August 2, 2010......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2010.

Consolidated net sales for the second quarter of 2010 were $231 million, compared to consolidated net sales of $197.5 million during the comparable quarter in 2009.  Earnings from continuing operations for the second quarter of 2010 were $8.1 million or 35 cents per diluted share, compared to $5.6 million or 30 cents per diluted share in the second quarter of 2009. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2010 were $8.7 million or 38 cents, compared to $5.2 million or 27 cents per diluted share in the second quarter of 2009.

Consolidated net sales for the six month period ended June 30, 2010 were $410.4 million, compared to consolidated net sales of $369.7 million during the comparable period in 2009.  Earnings from continuing operations for the six month period ended June 30, 2010 were $10.9 million or 48 cents per diluted share, compared to $6.4 million or 34 cents per diluted share in the comparable period of 2009.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended 2010 and 2009 were $11.8 million or 52 cents per diluted share and $6.5 million or 35 cents per diluted share, respectively.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our results for the second quarter and for the first six months of the year. Sales were strong for both Engine Management and Temperature Control, and both divisions continued to benefit from cost reduction programs initiated over the past few years.

“Engine Management sales were 24% ahead for the quarter and 17% for the half. We attribute this to a combination of factors – solid growth for the entire aftermarket (which apparently is continuing into the third quarter), new business from the acquisition of Federal Mogul’s wire line, inventory increases on the part of several customers as they return to more normalized stocking levels, and an increase in OE/OES volume from last year’s depressed levels.

“Temperature Control sales are benefiting from one of the hottest summers in recent years, and full year volume from two large accounts gained in 2009.

“One element we are not yet satisfied with is our Engine Management gross margin, which is running slightly below 2009. However, we anticipate improvement in the second half, as our price increases are now fully implemented, and we continue our cost reduction initiatives.

“We were very successful deleveraging our balance sheet in 2009. While our working capital has increased in 2010 to accommodate the strong sales performance to-date, we anticipate achieving further debt reductions in the second half of this year.”

The Board of Directors has approved payment of a quarterly dividend of five cents per share on the common stock outstanding. The dividend will be paid on September 1, 2010 to stockholders of record on August 13, 2010.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, August 2, 2010.  The dial in number is 800-895-0198 (domestic) or 785-424-1053 (international). The playback number is 800-839-4577 (domestic) or 402-220-2682 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
NET SALES	$231,048	$197,498	$410,399	$369,720

COST OF SALES	172,659	151,092	308,192	282,421

GROSS PROFIT	58,389	46,406	102,207	87,299

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	41,803	36,813	78,468	72,832
RESTRUCTURING AND INTEGRATION EXPENSES	1,289	1,210	2,042	2,373

OPERATING INCOME	15,297	8,383	21,697	12,094

OTHER INCOME, NET	298	3,422	696	3,527

INTEREST EXPENSE	2,002	2,325	3,866	4,802

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	13,593	9,480	18,527	10,819

INCOME TAX EXPENSE	5,532	3,842	7,599	4,394

EARNINGS FROM CONTINUING OPERATIONS	8,061	5,638	10,928	6,425

DISCONTINUED OPERATION, NET OF TAX	(372)	(322)	(868)	(582)

NET EARNINGS	$7,689	$5,316	$10,060	$5,843

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.36	$0.30	$0.49	$0.34
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.04)	(0.03)
NET EARNINGS PER COMMON SHARE - BASIC	$0.34	$0.28	$0.45	$0.31

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.35	$0.30	$0.48	$0.34
DISCONTINUED OPERATION	(0.01)	(0.02)	(0.03)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.34	$0.28	$0.45	$0.31

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,570,886	18,814,723	22,493,031	18,705,997
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,529,898	20,014,439	22,584,666	18,720,479

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$8,061	$5,638	10,928	6,425

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	774	1,122	1,226	1,829
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	47	-
GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	-	(1,402)	-	(1,402)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(125)	(157)	(398)	(315)
GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	(24)	-	(24)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$8,710	$5,177	$11,803	$6,513

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.35	$0.30	$0.48	$0.34
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.04	0.05	0.06	0.10
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	-
GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	-	(0.07)	-	(0.07)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.02)	(0.02)
GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	-	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.38	$0.27	$0.52	$0.35

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL
ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING
OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL
OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CASH	$14,717	$10,618

ACCOUNTS RECEIVABLE, GROSS	182,056	131,785
ALLOWANCE FOR DOUBTFUL ACCOUNTS	8,518	6,962
ACCOUNTS RECEIVABLE, NET	173,538	124,823

INVENTORIES	218,138	199,752
ASSETS HELD FOR SALE	433	1,405
OTHER CURRENT ASSETS	26,828	27,616

TOTAL CURRENT ASSETS	433,654	364,214

PROPERTY, PLANT AND EQUIPMENT, NET	61,776	61,478
GOODWILL AND OTHER INTANGIBLES	13,541	13,805
OTHER ASSETS	41,195	44,962

TOTAL ASSETS	$550,166	$484,459

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$69,795	$58,430
CURRENT PORTION OF LONG TERM DEBT	17,450	67
ACCOUNTS PAYABLE TRADE	85,364	54,381
ACCRUED CUSTOMER RETURNS	34,612	20,442
OTHER CURRENT LIABILITIES	74,020	71,303

TOTAL CURRENT LIABILITIES	281,241	204,623

LONG-TERM DEBT	284	17,908
ACCRUED ASBESTOS LIABILITY	24,135	24,874
OTHER LIABILITIES	43,234	43,176

TOTAL LIABILITIES	348,894	290,581

TOTAL STOCKHOLDERS' EQUITY	201,272	193,878

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$550,166	$484,459

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,				June 30,
	2010		2009		2010		2009
	(unaudited)				(unaudited)
Revenues
Engine Management	$152,815		$122,986		$289,912		$247,299
Temperature Control	73,926		65,661		113,941		105,921
Europe	-		7,325		-		14,046
All Other	4,307		1,526		6,546		2,454
	$231,048		$197,498		$410,399		$369,720

Gross Margin
Engine Management	$37,488	24.5%	$31,077	25.3%	$70,622	24.4%	$61,603	24.9%
Temperature Control	17,707	24.0%	11,462	17.5%	25,960	22.8%	17,708	16.7%
Europe	-		1,871	25.5%	-		3,698	26.3%
All Other	3,194		1,996		5,625		4,290
	$58,389	25.3%	$46,406	23.5%	$102,207	24.9%	$87,299	23.6%

Selling, General & Administrative
Engine Management	$26,284	17.2%	$22,106	18.0%	$49,437	17.1%	$44,107	17.8%
Temperature Control	10,002	13.5%	8,443	12.9%	17,910	15.7%	15,827	14.9%
Europe	-		1,749	23.9%	-		3,332	23.7%
All Other	5,517		4,515		11,121		9,566
	41,803	18.1%	36,813	18.6%	78,468	19.1%	72,832	19.7%
Restructuring & Integration	1,289	0.6%	1,210	0.7%	2,042	0.5%	2,373	0.6%
	$43,092	18.7%	$38,023	19.3%	$80,510	19.6%	$75,205	20.3%

Operating Profit
Engine Management	$11,205	7.3%	$8,972	7.3%	$21,185	7.3%	$17,495	7.1%
Temperature Control	7,705	10.4%	3,019	4.6%	8,050	7.1%	1,881	1.8%
Europe	-		122	1.7%	-		366	2.6%
All Other	(2,324)		(2,520)		(5,496)		(5,275)
	16,586	7.2%	9,593	4.9%	23,739	5.8%	14,467	3.9%
Restructuring & Integration	1,289	0.6%	1,210	0.7%	2,042	0.5%	2,373	0.6%
	$15,297	6.6%	$8,383	4.2%	$21,697	5.3%	$12,094	3.3%